Exhibit 99

Media Contact:

Robert Sherbin (858) 848-3886

robert.sherbin@gateway.com

Investor Relations Contact:

Marlys Johnson (605) 232-2709

marlys.johnson@gateway.com

GATEWAY UNVEILS GROWTH AND COST REDUCTION PLANS

Poway, CA, March 17, 2003 – Gateway, Inc. (NYSE: GTW) today announced further details of its plan to reduce costs by more than $400 million annually, profitably grow its core PC business and diversify its revenue stream with higher-margin products and services. The company expects that these measures will enable it to return to a positive operating cash-flow position by year end and finish its fiscal year with more than $1 billion of cash and marketable securities.

$400 Million Annual Cost Reduction

More than $200 million annually (approximately $125 million in 2003) will be saved in selling, general and administrative (SG&A) expenses through the following measures:

•	The closure of 80 underperforming stores in the first quarter (four previously announced, 76 that will close on March 24), representing 29% of the store network.

•	A reduction in the company’s workforce by approximately 1,900, or 17%, including store staff.

•	Other SG&A savings over time through further process re-engineering, non-labor reductions and increased marketing communications efficiencies.

In addition, the company expects to save more than $200 million in 2003 through detailed plans to reduce its cost of goods sold (COGS), including:

•	Component cost reductions

•	Supply chain efficiencies

•	End-to-end warranty costs

•	Manufacturing productivity

The company’s preliminary estimates of the cost of these actions and revisions to estimates of previous restructuring actions are between $75 million and $80 million, which it will likely reflect as an operating expense on its first quarter earnings report. The cash component of these costs is expected to be approximately $10 million this quarter and a further approximately $30 million to $35 million spread over subsequent quarters. Including this planned use of cash, Gateway expects to end 2003 with more than $1 billion in cash and marketable securities.

Revenue Growth and Margin Expansion Plans

Gateway also outlined the steps it is taking in both its Business and Consumer segments to drive profitable revenue growth as it reduces costs.

In its Business segment, which was profitable last year, Gateway will prudently invest throughout the year in new products, services and support, starting in April with the relaunch of its server and storage product line. In addition, the company will enhance its range of mobile products – including its line of notebooks, which are the fastest-growing in the industry – by adding tablets, convertibles and handhelds to its product mix.

The company will also add to its institutional sales and service workforce and expand its relationships with network service providers and value added resellers.

In the Consumer segment, Gateway has sharpened its value leadership by offering higher-margin, fully-configured systems, which meet customers’ needs for more powerful computers with digital convergence capability. While the company intends to continue serving customers seeking entry-level systems through select offerings, the company’s intent is to focus on quality, service, support and total system value, not solely the lowest price. The initial impact of this focus has already begun to have a significant positive effect on the company’s gross margins, which have grown from 12% in January to 15-16% in March.

Gateway also plans to further diversify its mix of products and services beyond its core PC business and into higher margin areas. Following the double-digit market share achieved in 2002’s fourth quarter by the 42-inch Gateway Plasma TV and Digital Display, Gateway will roll out a wide range of digital displays, audio products and video gear – including plasma displays and consumer electronics – during the remainder of the year, establishing key market positions in higher growth, higher margin product categories.

Many of these, particularly the higher-end products, will carry the Gateway brand, which was redesigned late last year to appeal to a broader array of customers. With its own retail channel, Gateway can source and distribute such products without intermediaries, enabling it to offer highly competitive pricing to customers while earning healthy margins.

Finally, Gateway will further sharpen its retail strategy to serve the growing demand for digital consumer electronics goods and their convergence with computing and Internet access. Reflecting the diversification of Gateway’s products and services, the company is refining its retail strategy to focus increasingly on these products by upgrading its store layout and merchandising across its retail network. The company will also continue to evaluate each store’s performance in its drive to retail profitability and will pilot several new retail concepts before year-end, the details of which will be announced this spring.

“We’re taking the tough but necessary steps to continue our transformation and get back to healthy growth,” said Ted Waitt, Gateway Chairman and CEO. “We have the right team and the right level of urgency to get it done fast. The result will be a much better Gateway, one that’s going to lead the industry with the best products, the best value and the best customer experience in the marketplace.”

Outlook

Gateway announced that revenue for the first quarter of 2003 will be approximately $820 to $850 million, which in part reflects the company’s sharpened focus on higher-margin PC sales and the current weak demand environment. Gross margin dollars in the first quarter are expected to be $112 million to $120 million. Including restructuring costs of $75 million to $80 million discussed above, earnings per share in the quarter are projected to be at a loss of $0.62 to $0.66.

Conference Call

The company will update investors on its growth and cost reduction plans with a conference call today at 5:30 p.m. EST. The call can be accessed via live web cast at www.gateway.com or by calling (630) 395 0052, pass code: “gateway.” Slides accompanying the conference call will be available through a link at www.gateway.com. A recording of the conference call can be accessed afterwards for 48 hours by calling (402) 220 4098 or by going to www.gateway.com. Gateway also will provide a more detailed update to investors when it announces first quarter results on April 17, 2003.

About Gateway

Gateway, Inc. (NYSE: GTW), a personal technology company, improves people’s lives through a combination of the latest and best hardware, communication tools, applications, training and service, all offered with a custom-financing package. The company takes a localized approach: utilizing its Web site, call centers and nationwide network of Gateway retail stores to build direct relationships with consumers, small and medium businesses and government and educational institutions. In 2003, Gateway was named the second most admired American company in the computer industry by Fortune magazine(1). In 2002, Gateway’s products and services received more than 90 awards and accolades and the company’s retail stores outperformed its competitors in a “mystery shopper” comparison(2). For more information, visit Gateway’s Web site at www.gateway.com.

(1)    Source: Fortune magazine, March 3, 2003 issue.

(2)    Source: Computer Shopper magazine, February 2003 issue.

Special Note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to transform the company to a technology solutions provider and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; ability to grow in e-commerce; risks of minority equity investments; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; changes in product, customer or geographic sales mix; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

###